EXHIBIT 11.1
                         ESPEY MFG. & ELECTRONICS CORP.
                     Computation of per Share Net Income as
                        Disclosed in Item 14 of Form 10-K

                         Five years ended June 30, 2004

                                                  2004           2003           2002            2001           2000
                                              -----------    -----------    -----------     -----------     ----------
Computation of net income
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding ..........          1,013,663      1,025,200      1,030,556       1,031,403      1,045,235
                                              ===========    ===========    ===========     ===========     ==========

Net income ...........................        $   960,826    $   964,700    $   545,754     $ 1,033,069     $  782,943
                                              ===========    ===========    ===========     ===========     ==========

Per share-basic ......................        $       .95    $       .94    $       .53     $      1.00     $      .75
                                              ===========    ===========    ===========     ===========     ==========
         DILUTED
         Weighted average
         number of primary
         shares outstanding ..........          1,022,344      1,027,686      1,034,904       1,033,989      1,045,520
                                              ===========    ===========    ===========     ===========     ==========

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method ......................              8,681          2,486          4,348           2,586            285
                                              ===========    ===========    ===========     ===========     ==========

Net income ...........................        $   960,826    $   964,700    $   545,754     $ 1,033,069     $  782,943
                                              ===========    ===========    ===========     ===========     ==========

Per share-diluted ....................        $       .94    $       .94    $       .53     $      1.00     $      .75
                                              ===========    ===========    ===========     ===========     ==========


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